UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 4, 2016
(Date of Report (Date of Earliest Event Reported))

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 4, 2016, Sovran Self Storage, Inc. (the "Company") and Sovran Acquisition Limited Partnership ("SALP") entered into an Agreement Regarding Revolving Credit Commitment Increases and First Amendment to Credit Agreement with Manufacturers & Traders Trust Company, as Administrative Agent ("Agent"), and various other financial institutions (the "Accordion Agreement").  Pursuant to such Accordion Agreement, the Company and SALP increased the borrowing limit under their revolving credit facility, pursuant to the Sixth Amended and Restated Credit and Term Loan Agreement dated as of December 10, 2014 among the Company, SALP, the Agent and various other financial institutions (the "Credit Agreement"), from $300,000,000 to $500,000,000.   Such increase was pursuant to an expansion feature set forth in the Credit Agreement.  The other terms of such credit facilities were unchanged.

The above summary of the Accordion Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Accordion Agreement.  A copy of the Accordion Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1
Agreement Regarding Revolving Credit Commitment Increases and First Amendment to Credit Agreement dated January 4, 2016 among Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership, Manufacturers & Traders Trust Company, as Administrative Agent, and various other financial institutions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 4, 2016	SOVRAN SELF STORAGE, INC. By /s/ ANDREW J. GREGOIRE Name: Andrew J. Gregoire Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1
Agreement Regarding Revolving Credit Commitment Increases and First Amendment to Credit Agreement dated January 4, 2016 among Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership, Manufacturers & Traders Trust Company, as Administrative Agent, and various other financial institutions